UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FIESTA RESTAURANT GROUP, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains a press release issued by the Company on September 6, 2023.

Fiesta Restaurant Group Announces Expiration of “Go-Shop” Period

Acquisition by Authentic Restaurant Brands Expected to Close in the Fourth Quarter of 2023

DALLAS--(BUSINESS WIRE)--Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical(R) restaurant brand, today announced the expiration of the 30-day “go-shop” period under the terms of the previously announced merger agreement pursuant to which Authentic Restaurant Brands (“ARB”), a portfolio company of Garnett Station Partners, LLC (“Garnett Station” or “GSP”), will acquire Fiesta in an all-cash transaction. The “go-shop” period expired at 12:01 a.m. Eastern Time on September 5, 2023.

Pursuant to the merger agreement, Fiesta’s Board of Directors, with the assistance of its financial advisors, actively solicited alternative acquisition proposals from potentially interested third parties. None of the third parties contacted by Fiesta or its financial advisors provided an alternative acquisition proposal by the go-shop deadline.

As previously announced, ARB has agreed to acquire Fiesta for $8.50 per share. The transaction is expected to be completed in the fourth quarter of 2023 and is subject to approval by Fiesta’s stockholders and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

About Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc., owns, operates and franchises for the Pollo Tropical restaurant brand. The brand specializes in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service, and catering. For more information about Fiesta Restaurant Group, Inc., visit www.frgi.com.

About Authentic Restaurant Brands
Authentic Restaurant Brands is a holding company of powerhouse, regional food and beverage brands with extraordinary customer brand loyalty and rich, authentic stories. Established in 2021, ARB is a Garnett Station portfolio company currently comprised of three market-leading, iconic brands each with over 25-year operating histories including Primanti Bros Restaurant & Bar based in Pennsylvania, West Virginia, Ohio, and Maryland, P.J. Whelihan’s Pub & Restaurant based in the Greater Delaware Valley including Philadelphia and South Jersey and Mambo Seafood based in Houston, Texas.

ARB is strongly committed to growing each of our brands by leveraging their respective foundations, while sharing best practices across our portfolio under our common ownership. For more information, please visit www.authenticrb.com.

About Garnett Station Partners
Garnett Station Partners is a principal investment firm founded in 2013 by Matt Perelman and Alex Sloane that manages over $2 billion of assets. Garnett Station partners with experienced and entrepreneurial management teams and strategic investors to build value for its portfolio of growth platforms. The firm draws on its global relationships, operational experience and rigorous diligence process to source, underwrite and manage investments. Core sectors include consumer and business services, health & wellness, automotive, and food & beverage. Garnett Station’s culture is based on the principles of entrepreneurship, collaboration, analytical rigor and accountability. For more information, please visit www.garnettstation.com.

Forward Looking Statements
Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied, regarding anticipated Pollo Tropical growth, plans, objectives and the impact of our initiatives, and our investments in strategic initiatives for Pollo Tropical, such as improved customer experience initiatives, investments in our digital and related platforms and new unit expansion, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “positioned,” “target,” “continue,” “expects,” “look to,” “intends” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and other documents, filed or to be filed with the Securities and Exchange Commission (the “SEC”). Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the pending acquisition of Fiesta (“proposed transaction”) include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions, the possibility that the consummation of the proposed transaction is delayed or does not occur, including the failure of Fiesta’s stockholders to approve the proposed transaction, uncertainty as to whether the parties will be able to complete the proposed transaction on the terms set forth in the merger agreement, uncertainty regarding the timing of the receipt of required regulatory approvals for the proposed transaction and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all, the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the proposed transaction and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm Fiesta’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the proposed transaction, and uncertainty as to the effects of the announcement or pendency of the proposed transaction on the market price of Fiesta’s common stock and/or on its financial performance. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Fiesta intends to file with the SEC a preliminary proxy statement, an accompanying white proxy card and other relevant documents in connection with the proposed transaction. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and accompanying white proxy card will be filed with the SEC and mailed to the stockholders of Fiesta. Fiesta also plans to furnish or file other materials with the SEC regarding the proposed transaction. This communication is not intended to be, and is not, a substitute for the proxy statement (together with any amendments or supplements thereto) or any other document that Fiesta may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, FIESTA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

The proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents (when they become available) filed by Fiesta with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Fiesta by going to Fiesta’s Investor Relations page on its corporate website at www.frgi.com.

Participants in the Solicitation
This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Fiesta and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Fiesta in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction will be included in the proxy statement (in both preliminary and definitive form) described above. Additional information regarding the directors and executive officers of Fiesta is included in Fiesta’s proxy statement for its 2023 Annual Meeting, which was filed with the SEC on March 30, 2023, and is supplemented by other public filings made, and to be made, with the SEC by Fiesta. To the extent the holdings of Fiesta securities by Fiesta’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations page on Fiesta’s corporate website at www.frgi.com.

Contacts
Raphael Gross
203-682-8253
investors@frgi.com

Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Aaron Palash / Nick Jannuzzi
212-355-4449